UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY PROXY STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[X] DEFINITIVE PROXY STATEMENT

[ ] DEFINITIVE ADDITIONAL MATERIALS

[ ] SOLICITING MATERIAL PURSUANT TO SS.240.14A-12

                                   Cache, Inc.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 575-3200

                                                          June 5, 2008

Dear Shareholder:

         On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, July 1, 2008, at our headquarters, 1440 Broadway, 5th Floor, New York, New York.

         The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect five named nominees as directors and (ii) to ratify the appointment of Mahoney Cohen & Company, CPA, P.C. as Cache's auditors for the fiscal year ending December 27, 2008.

         The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.




                                             Sincerely,



                                             /s/ Thomas E. Reinckens
                                             ---------------------------
                                             Thomas E. Reinckens
                                             Chairman of the Board

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018

                               ------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 1, 2008

                               ------------------

TO THE SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Cache, Inc. will be held on Tuesday, July 1, 2008 at 10:00 a.m. local time, at our headquarters, 1440 Broadway, 5th Floor, New York, New York, 10018, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

         1. To elect five named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         2. To ratify the appointment of Mahoney Cohen & Company, CPA, P.C., as auditors of the Company for the fiscal year ending December 27, 2008.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on May 23, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

         You are cordially invited to attend.

                             By Order of the Board of Directors,



                                             /s/ Victor J. Coster
                                             -----------------------
                                             Victor J. Coster
                                             Secretary
June 5, 2008

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018

                               ------------------

                                 PROXY STATEMENT

                               ------------------

         Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on May 23, 2008 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about June 5, 2008.

         Only shareholders of record at the close of business on May 23, 2008 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 13,266,616 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

         As of May 23, 2008, Mr. Andrew Saul, Ms. Norma Saul, Ms. Jane Saul Berkey, Saul Partners, LP and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 1,713,259 shares of Common Stock, representing approximately 12.9% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1 and 2.

         A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

         Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of directors; and (2) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, the proposal to ratify the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the ratification of auditors.

         Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors or the ratification of auditors.

         The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED DECEMBER 29, 2007 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: VICTOR COSTER, SECRETARY, CACHE, INC., 1440 BROADWAY, NEW YORK, NEW YORK 10018.

      IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, PLEASE
                    SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

         The Board of Directors of the Company presently consists of the following five members: Messrs. Andrew M. Saul, Thomas E. Reinckens, Gene G. Gage, Morton J. Schrader and Arthur S. Mintz, each of whom is a nominee for re-election.

         Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.

                             NOMINEES FOR DIRECTORS



NAME                               AGE    PRINCIPAL OCCUPATION                            DIRECTOR SINCE

THOMAS E. REINCKENS............    54     CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE            2008
                                          OFFICER (1)

ANDREW M. SAUL.................    61     PARTNER, SAUL PARTNERS (2)                           1986

MORTON J. SCHRADER.............    76     PRINCIPAL, PBS REALTY ADVISORS, LLC (3)              1989

ARTHUR S. MINTZ................    63     CONSULTANT (4)                                       2002

GENE G. GAGE...................    59     FINANCIAL ADVISOR (5)                                2004


------------------

         1. Mr. Reinckens has served as our Chief Executive Officer and Chairman of the Board since January 24, 2008. He served as President and Chief Operating Officer from October 2000 until January 24, 2008. Mr. Reinckens previously served as a director of Cache from February 1993 until October 2004.

         2. Mr. Saul has served as one of our directors since 1986. Mr. Saul also served as our Chairman of the Board from February 1993 to October 2000. Since 1986, Mr. Saul has been a partner in Saul Partners, an investment partnership.

         3. Mr. Schrader has served as one of our directors since 1989. Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March 1989. Since 1989, he has been active as a real estate broker and is a principal of PBS Realty Advisors.

         4. Mr. Mintz has served as one of our directors since September 2002. Mr. Mintz served as the President of Bees & Jam, Inc., an apparel manufacturer, from 1971 until 2006. Since April 2007, Mr. Mintz has been active as a consultant in the apparel industry.

         5. Mr. Gage has served as one of our directors since September 2004. Since January 2002, Mr. Gage has served as the President and Chief Executive Officer of Gage Associates, a firm which provides financial planning and services to individuals and businesses. From March 2000 to January 2002, Mr. Gage served as Chief Executive Officer and as the director of ICDL-US, LLC, a company providing computer literacy training skills for desktop software applications. He is a certified public accountant, as well as a certified financial planner.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 29, 2007 ("Fiscal 2007"), the Board of Directors held eight meetings. Each then-current Director attended all of such Board meetings, except the February 6, 2007 meeting, which Mr. Schrader could not attend and the November 11, 2007 meeting, which Mr. Saul could not attend. The Board of Directors has an Audit Committee, a Nominating and Governance Committee, and a Compensation and Plan Administration Committee. The Audit Committee, established in July 1989, currently consists of Messrs. Arthur Mintz, Morton Schrader and Gene Gage. The Audit Committee held six meetings in Fiscal 2007. Each then-current member of the Committee attended all such Committee meetings, except the February 6, 2007 meeting, which Mr. Schrader could not attend and the July 24, 2007 meeting, which Mr. Mintz could not attend.

         Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, and the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors. The Board of Directors has determined that Gene Gage is qualified to serve as the Audit Committee's financial expert and Chairman. Mr. Gage is independent, as such term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

         The Board of Directors has adopted a written charter for the Audit Committee. The charter has not changed from the charter filed with our 2001 proxy statement and is available on our website at www.cache.com.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed of three non-management directors. All three members of the Audit Committee meet the independence and experience requirements of Rule 4200(a)(15) of the NASDAQ Stock Exchange. Mr. Gene Gage has served as Chairman of the Audit Committee since September 2004. He is a certified public accountant and has over 30 years of financial experience.

         During 2007, at each of its meetings, the Committee met with the senior members of the Company's financial management team and our independent auditors. The Committee's agenda is established in meetings with the Company's independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

         The Committee reviews with the Company's financial managers and the independent auditor's overall audit scopes and plans, the results of external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

         Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee have asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

         In its meetings with representatives of the independent auditors, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

      o Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

      o Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

      o Based on the auditors' experience, and their knowledge of the Company, has the company implemented internal controls and internal audit procedures that are appropriate for the Company?

         The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments. The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Public Company Accounting Oversight Board "PCAOB" Rule 3200T (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under PCAOB Rule 3600T (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2007 was compatible with the auditors' independence.

         In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

         In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2007, for the filing with the Securities and Exchange Commission.

                                             Audit Committee

                                             Gene G. Gage, Chairman
                                             Morton J. Schrader, Director
                                             Arthur S. Mintz, Director


         The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. The Compensation and Plan Administration Committee met twice in Fiscal 2007. Each then-current member of the Committee attended such meetings.

         The Board of Directors adopted a written charter in August 2004 for the Compensation and Plan Administration Committee, which is available on our website at www.cache.com.

         The Board of Directors established the Nominating and Governance Committee in September 2004. The Committee currently consists of Messrs. Andrew Saul, Gene Gage, Arthur Mintz and Morton Schrader. The Nominating and Governance Committee is responsible for identifying, evaluating and recommending director nominees to the Board of Directors.

         The Nominating and Governance Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Victor J. Coster, Corporate Secretary, at the Company's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to be member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as director, subject to the candidate's due diligence of the Company, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company's By-Laws regarding stockholder proposals and nominations.

         While the Nominating and Governance Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company's line of business or other applicable fields such as science or technology, and ability to prepare for and attend Board meetings, committee meetings and stockholder meetings. The Nominating and Governance Committee also considers whether candidates are independent and possess leadership qualities.

         The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.cache.com.

STOCKHOLDER COMMUNICATIONS

         Company stockholders may communicate with the Board by addressing their communications to one or more directors to our corporate headquarters at 1440 Broadway, 5th Floor, New York, NY 10018. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company's business to each director to whom the correspondence is addressed.

                             EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

PRINCIPAL OBJECTIVES DRIVING COMPENSATION PRACTICES

     Our compensation philosophy, reflected in our compensation practices for fiscal year 2007, was developed to drive the achievement of our two key business objectives: consistent sales growth and consistent net income growth. We designed our incentive compensation programs using performance metrics closely tied to the achievement of these goals, as described below. We balanced our need to attract and retain highly talented executives with our desire to reward executives primarily for achieving performance targets. We accomplished this by structuring a competitive compensation program with a fixed component of total compensation and a significant, incentive-based component designed to motivate and reward executives for contributions to the advancement of our key business objectives.

     We generally pay our executives annual base salaries as described below. We design our compensation programs so that if targeted objectives are achieved, total compensation to the executive will increase. "Total compensation" includes the sum of base salary, short-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we also structure our compensation programs so that if the Company's performance exceeds target levels, total compensation to the executive may increase. If the Company, however, fails to achieve its targeted objectives, total compensation will not increase. We may set target compensation on an ad hoc basis when we believe that it is important to attract or retain key executive officers. We will use tally sheets, as described below, to assist us in measuring our compensation programs against our design objectives. We will be assisted, starting in fiscal 2007, in these matters by a compensation consultant, as described below.

     We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward executives for the Company's achievement of annual goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is primarily comprised of equity components. The Compensation Committee reviews annually the allocation between the short-term and long-term and cash and equity elements of compensation and determines the distribution based on the Company's current business goals and competitive market practices.

     Our Chief Executive Officer, our Executive Vice President of Design and Merchandising and our Executive Vice President of Manufacturing and Product Development, each have an employment agreement with the Company, each of which are more fully described below. We offer minimal perquisites to our named executive officers. Our current named executive officers participate in a broad-based, tax-qualified pension plan on terms that do not favor such executives, and the Company does not offer any supplemental retirement plans to its named executive officers.

PROCESSES FOR DETERMINING COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

COMPENSATION COMMITTEE-WORKING WITH OUR COMPENSATION CONSULTANT AND MANAGEMENT

     During fiscal year 2007, the Compensation Committee reviewed its compensation practices and programs to ensure they were designed to drive the attainment of the Company's key business objectives. As part of this process, the Compensation Committee recently hired a nationally recognized compensation consultant to provide the Committee with information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation. The compensation consultant will also provide executive compensation advice to the Company with the Compensation Committee's authorization. The Compensation Committee will specify the services to be performed by the consultant.

     The compensation consultant will provide its views and make recommendations to the Compensation Committee regarding executive compensation, including that of the Chief Executive Officer. Our human resources staff will meet regularly with the compensation consultant to ensure that it has the compensation information it needs to advise the Compensation Committee. Although the compensation consultant works closely with management and the Compensation Committee, we do not believe that its independence is compromised.

     Management regularly meets with the Compensation Committee to assist the Committee in making compensation decisions regarding our executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Management Performance Compensation Plan (the "Performance Compensation Plan"). Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of his direct reports.

TALLY SHEETS

     As part of the Compensation Committee's annual evaluation of compensation to our named executive officers, the Committee will review tally sheets setting out each component of the executive's compensation, the aggregate amount of his or her total compensation, and projected and historical compensation earned by such person. The specific elements of compensation to be considered in the tally sheets used by the Committee will include:

     o   base salary;

     o   annual cash incentive awards and any other bonuses, if applicable;

     o   equity and long-term cash incentive compensation;

     o amounts realized upon the vesting of restricted stock and exercise of stock options;

     o the value of the Company's unvested restricted stock and unexercisable stock options held by such executive officer;

     o   perquisites and other personal benefits;

     o potential payments upon various termination scenarios, including change in control; and

     o any earnings under the Company's deferred compensation and pension plans, if the executive participates.

     The Compensation Committee's review of tally sheets will provide the Committee with a formal mechanism through which the Committee is able to ensure that the Company's compensation programs and practices are consistent with the Company's compensation philosophy and its overall business objectives.

OUR INCENTIVE COMPENSATION PROGRAMS

SHORT-TERM CASH INCENTIVE COMPENSATION

     We provide our executives with short-term incentive compensation in the form of an annual cash bonus under the Performance Compensation Plan. The Compensation Committee has based the compensation plan objectives upon a corporate net income target for overall corporate performance.

     For fiscal year 2005, the Company paid its executives only a portion of their target bonuses under the Performance Compensation Plan, since the Company, as a whole, did not meet its corporate net income objectives, based on fourth quarter performance. During the fourth quarter of fiscal 2005, the Company's performance reached 100% of the fourth quarter fiscal 2005 corporate net income targets.

     For fiscal year 2006, the Company, as a whole, did not meet its corporate net income objectives. Based on the Company's performance during fiscal year 2006, the Company did not exceed its corporate net income target for fiscal 2006 and, accordingly, our current named executive officers will not receive a payout for that year.

     For fiscal year 2007, the Company, as a whole, did not meet its corporate net income objectives. Based on the Company's performance during fiscal year 2007, the Company did not exceed its corporate net income target for fiscal 2007 and, accordingly, our current named executive officers did not receive a payout for that year.

     We have established an incentive compensation matrix that sets out varying levels of payment to be made to an executive based on the percentage of the corporate net income and operating profit targets achieved. For the corporate net income target and the operating profit target for the Company, the matrix ranges from a minimum threshold of 80% of the target, at which the executive is eligible to receive 50% of his or her individual target payout, and a maximum of 145% of the target, at which the executive is entitled to receive 200% of his or her individual target payout.

     From time to time, the Compensation Committee may exercise its discretion to approve bonuses outside of the Performance Compensation Plan.

LONG-TERM EQUITY INCENTIVE COMPENSATION

     In addition to cash incentive compensation, the Compensation Committee awards equity grants. The Company believes that stock option awards further align executives' interests with those of stockholders and focus management on building long-term stockholder value.

     We generally make equity grants to our named executive officers at the time of their hire and review compensation policy annually. We also make grants during other times of the year when required for new hires, promotions and other business reasons. In determining the timing of equity grants, the Committee only considers valid business purposes and does not take into account fluctuations in the price of the Company's common stock.

     The grant date of an equity award is determined as described below:

     o if the award was approved at a special meeting of the Compensation Committee, the date of that meeting; and

     o if the award was made by the Chief Executive Officer under authority delegated to her by the Compensation Committee, the date that he signs a writing containing the key terms of the grant.

     Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of such person.

     The exercise price for stock options is the fair market value of the Company's common stock on the grant date, which is set as the closing price per share of the common stock on the Nasdaq Stock Exchange for the trading day immediately preceding the grant date. As a result, the options do not have any intrinsic value to the executive unless the market price of the common stock rises.

CHANGE IN CONTROL AND OTHER TERMINATION EVENTS

SEVERANCE

     The Company has employment agreements with Messrs. Reinckens and Kantor, as well as Ms. Kantor. These agreements provide for payments to be made upon certain termination events, including a Change in Control of the Company (as defined under their employment agreements). During fiscal year 2007, our other current named executive officers did not have employment agreements with the Company.

EQUITY

     New incentive or non-qualified stock options totaling 155,000 options were granted in fiscal 2007.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code generally disallows deductions to publicly traded companies for compensation paid to its named executive officers in excess of $1.0 million in a taxable year, with certain exceptions for qualified "performance-based compensation." The Company considers the potential non-deductibility of certain compensation in making its compensation decisions. For those types of compensation that can qualify as performance-based compensation, the Company attempts to meet the qualification requirements.

                           SUMMARY COMPENSATION TABLE

         The following sets forth the total compensation paid earned by (i) the Company's Chief Executive Officer and Chief Financial Officer during the fiscal years ended December 29, 2007, and (ii) the Company's other four most highly compensated executive officers other than the Chief Executive and the Chief Financial Officer, who were serving as executive officers as of December 29, 2007. For a description of any employment agreements between the Company and any named executive officers, see the "Compensation Discussion and Analysis" and the "Payments and Entitlements upon Change in Control and other Termination Events" sections of this proxy statement.


   NAME AND PRINCIPAL                                                            OPTION          ALL OTHER
        POSITION               FISCAL YEAR        SALARY            BONUS       AWARDS (1)     COMPENSATION (2)        TOTAL
---------------------------  ---------------  -------------  ----------------  ------------  -------------------  --------------

Brian Woolf                       2007        $   725,000    $          ---    $   306,788          $   38,480     $  1,070,268
Chairman and Chief                2006            716,346           200,000        536,458              38,885        1,491,689
Executive Officer
(resigned January 24,
2008)

Thomas E. Reinckens               2007            530,000               ---        255,181              38,045          823,226
President and Chief               2006            525,385           150,000        307,037              33,126        1,015,548
Operating Officer
(Chairman and Chief
Executive Officer since
January 24, 2008)

Margaret Feeney                   2007            277,063               ---         48,706              28,558          354,327
Executive Vice                    2006            243,269            50,000         76,252               4,879          374,400
President and Chief
Financial Officer

Adrienne Kantor                   2007             75,000               ---            ---               8,876           83,876
Executive Vice                    2006                ---               ---            ---                 ---              ---
President, Design and
Merchandising (3)

Robert Kantor Executive           2007             75,000               ---            ---               3,000           78,000
Vice President,                   2006                ---               ---            ---                 ---              ---
Manufacturing and Product
Development (3)

Allan N. Jacobson                 2007            298,077            50,000            ---               6,385          354,462
Executive Vice                    2006            296,154               ---            ---               6,769          302,923
President, Sourcing and
Distribution (4)


------------------

(1) The amounts in these columns reflect the dollar amount of awards pursuant to the Company's equity incentive plans recognized as compensation expense for financial statement reporting purposes for the fiscal years ended December 30, 2006 and December 29, 2007 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as interpreted by Securities and Exchange Commission Staff Accounting Bulletin No. 107, ("SFAS No. 123(R)") and thus may include amounts related to awards granted in and prior to 2006 and/or 2007. Assumptions used in the calculation of these amounts for fiscal years ended December 30, 2006 and December 29, 2007 are included in footnote 10 to the Company's audited financial statements for the fiscal year ended December 30, 2006 and in footnote 12 to the Company's audited financial statements for the fiscal year ended December 29, 2007 in the Company's Annual Report on Form 10-K.

(2)   For 2007:

      Represents $7,320 for group medical insurance, $9,954 for long-term disability insurance, $15,127 for executive life insurance, $1,857 for car allowance, $4,222 for matching contributions made by the Company on behalf of Mr. Woolf under the Company's 401(k) savings plan.

      Represents $21,229 for group medical insurance, $6,872 for long-term disability insurance, $3,790 for executive life insurance, $1,857 for car allowance, $4,297 for matching contributions made by the Company on behalf of Mr. Reinckens under the Company's 401(k) savings plan.

      Represents $16,193 for group medical insurance, $5,646 for long-term disability insurance, $829 for executive life insurance, $1,486 for car allowance, $4,404 for matching contributions made by the Company on behalf of Ms. Feeney under the Company's 401(k) savings plan.

      Represents $8,876 for group medical insurance contributions made by the Company on behalf of Ms. Kantor.

      Represents $3,000 for car allowance paid to Mr. Kantor.

      Represents $923 for executive life insurance, $3,385 for travel allowances, and $2,077 for matching contributions made by the Company on behalf of Mr. Jacobson under the Company's 401(k) savings plan.

      For 2006:

      Represents $17,298 for group medical insurance, $9,954 for long-term disability insurance, $5,653 for executive life insurance, $1,857 for car allowance, $4,123 for matching contributions made by the Company on behalf of Mr. Woolf under the Company's 401(k) savings plan.

      Represents $17,298 for group medical insurance, $6,872 for long-term disability insurance, $3,717 for executive life insurance, $1,857 for car allowance, $3,382 for matching contributions made by the Company on behalf of Mr. Reinckens under the Company's 401(k) savings plan.

      Represents $1,486 for car allowance, $3,393 for matching contributions made by the Company on behalf of Ms. Feeney under the Company's 401(k) savings plan.

      Represents $6,769 for car and relocation allowances for Mr. Jacobson.

(3)   Ms. And Mr. Kantor began employment with the Company on July 3, 2007.

(4) Mr. Jacobson began employment with the Company on February 21, 2006 and resigned on May 24, 2007.

                 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

         The Company granted new incentive or non-qualified stock option awards totaling 155,000 during the fiscal year ended December 29, 2007.

         The table below shows the plan based awarded to the named executive officers of the Company during the fiscal year ended December 29, 2007.


                           GRANTS OF PLAN-BASED AWARDS




                                                                                EXERCISE OR       GRANT DATE FAIR
                                                                                 BASE PRICE        VALUE OF STOCK
                                       ESTIMATED FUTURE PAYOUTS UNDER              OPTION            AND OPTION
NAME                GRANT DATE            EQUITY INCENTIVE PLANS                   AWARDS              AWARDS
----                ----------    ----------------------------------------         ------              ------
                                    THRESHOLD       TARGET       MAXIMUM
                                    ---------       ------       -------
Thomas E.           July 5, 2007                    100,000                     $14.40              $ 935,972
Reinckens


         The table below shows the number of shares of the Company's common stock covered by exercisable and unexerciseable stock options held by the Company's named executive officers on December 29, 2007.


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END



                                                                 OPTION AWARDS
                             --------------------------------------------------------------------------------

                              NUMBER OF           NUMBER OF
                              SECURITIES          SECURITIES
                              UNDERLYING          UNDERLYING
                              UNEXERCISED         UNEXERCISED            OPTION                 OPTION
                              OPTIONS (#)         OPTIONS (#)           EXERCISE              EXPIRATION
NAME                          EXERCISABLE         UNEXERCISABLE        PRICE ($)                  DATE
----                          -----------         -------------        ---------                  ----

Brian Woolf                          67,250                ---            $4.69                April 12, 2012
                                    364,000                ---            12.65                 July 22, 2013
                                     50,000                ---            15.17              January 22, 2014

Thomas E. Reinckens                   6,328                ---             4.69                April 12, 2012
                                    187,500                ---            12.65                 July 22, 2013
                                     52,500                ---            15.17              January 22, 2014
                                    100,000                               14.40                  July 5, 2017

Margaret J. Feeney                   43,300                ---            12.65                 July 22, 2013
                                      9,000          11,000 (1)           11.53                   May 3, 2015


------------------

(1) This award may vest, subject to performance vesting, in one installment of 5,000 shares on December 31, 2008, with the remaining 6,000 options vesting on May 3, 2009.

      There were no option exercises for shares of the Company's common stock by each named officer during fiscal year 2007.

                            CACHE 401(K) SAVINGS PLAN

      The Cache 401(K) Savings Plan is a tax-qualified retirement plan generally available to all eligible employees upon completion of a 12-month period during which the employee completes 1,000 hours of service. An eligible employee may defer up to 18% of his or her annual salary or a annual maximum contribution of $15,000, whichever is less, during the calendar year. In addition, the Company matches the first 0.50% of the first 6% deferred by each eligible employee during the calendar year.

                PAYMENTS AND ENTITLEMENTS UPON CHANGE IN CONTROL
                          AND OTHER TERMINATION EVENTS

         The following is a description of the specific circumstances relating to termination of employment and change in control of the Company that will trigger payments to each named executive officer and a calculation of the estimated payments to such officers as a result of the occurrence of such events had they occurred on December 29, 2007, the end of the Company's fiscal year.

BRIAN WOOLF

         The Company had a three-year employment agreement with Mr. Woolf, which was entered into on February 8, 2006. Shortly after Mr. Woolf's resignation on January 24, 2008, the Company and Mr. Woolf entered into a Separation Agreement, which was executed on February 5, 2008. The agreement calls for a lump-sum payment of $604,000 to be paid to Mr. Woolf and also calls for the cancellation of the previous agreement.

         Mr. Woolf's employment agreement provided for payments to be made to Mr. Woolf upon certain termination events, including a "Change in Control" of the Company (generally defined as (i) the acquisition of 50% or more of Company common stock, (ii) a change in the majority of the Board of Directors not approved by at least 50% of the incumbent directors or (iii) the occurrence of certain reorganizations, mergers or consolidations involving the Company).

         Under Mr. Woolf's employment agreement, if any of the following termination events (the "Termination Events") occurs:

     o Mr. Woolf's employment is terminated by the Company without "Cause" (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

     o Mr. Woolf's employment is terminated by Mr. Woolf for Good Reason (as defined below); or

     o Mr. Woolf's employment is terminated due to Disability (which entails his inability to perform his duties as a result of physical or mental incapacity for a period of 6 consecutive months).

         In the case of a termination due to Disability, the Company shall have no further liability to Mr. Woolf, except for any unpaid salary and benefits accrued to the date of termination. In the event of Mr. Woolf's Disability, and until Mr. Woolf reaches the age of 65, Mr. Woolf is entitled to receive payments under the Company's applicable short-term and long-term disability plans.

         During the term of Mr. Woolf's employment agreement, the Company is required to maintain a supplemental life insurance policy on behalf of Mr. Woolf. This policy provides for a death benefit to his beneficiary of no less than three times annual salary, the proceeds of which would be paid upon his death.

         If following a Change in Control, Mr. Woolf's employment is terminated without Cause or he terminates his employment for Good Reason, then Mr. Woolf is entitled to receive a lump-sum cash severance payment equal to two times his annual salary, at the time of termination.

         Mr. Woolf has "Good Reason" to terminate his employment with the Company six months after a Change in Control.

         Upon a Termination Event, all time-vesting stock options granted to Mr. Woolf will fully vest.

         In the case of a Change in Control, regardless of whether his employment is terminated, all stock option awards granted to Mr. Woolf will vest and will become exercisable in accordance with the stock option award agreements under which such options were granted.

         Mr. Woolf is subject to non-solicitation and non-competition covenants during his employment, during the period in which he receives severance payments and, in the case where the Company terminates his employment for Cause or Mr. Reinckens terminates his employment without Good Reason, for the following 24 months.

         Assuming the occurrence of the following termination events and/or change in control on December 29, 2007 (the end of the Company's 2007 fiscal year), Mr. Woolf would be entitled to receive the additional payments set out in the table below:

     POTENTIAL PAYMENTS TO BRIAN WOOLF UPON THE OCCURRENCE OF CERTAIN EVENTS



                                                                                                           CHANGE IN     CHANGE IN
                                                                                                           CONTROL OF    CONTROL OF
                                                                               TERMINATION  TERMINATION      COMPANY    COMPANY WITH
                  EXECUTIVE'S TERMINATION BY TERMINATION BY THE TERMINATION BY DUE TO THE     UPON THE     WITHOUT THE      THE
  COMPONENT OF     VOLUNTARY    THE COMPANY  EXECUTIVE FOR GOOD  THE COMPANY   EXECUTIVE'S  EXECUTIVE'S    EXECUTIVE'S   EXECUTIVE'S
  COMPENSATION    TERMINATION   FOR CAUSE          REASON       WITHOUT CAUSE  DISABILITY      DEATH       TERMINATION   TERMINATION
  ------------    -----------   ---------    ------------------ -------------  ----------   -----------    -----------   -----------

Cash Severance          --          --              --             $794,712            --            --             --      $794,712
(base salary +
bonus)
Stock Options           --          --              --                   --            --            --       $351,493      $351,493
-- Accelerated
Health & Welfare        --          --              --              $42,180            --            --             --      $ 42,180
Other                   --          --              --                   --    $1,035,000(1) $2,400,000(2)          --            --

Total                   --          --              --             $836,892    $1,035,000    $2,400,000       $351,493    $1,188,385


------------------

(1) Represents payments under the Company's short-term and long-term disability plans.

(2) Represents the death benefit payable to Mr. Woolf's beneficiary under basic and supplemental life insurance policies.



THOMAS E. REINCKENS

         The Company has a three-year employment agreement with Mr. Reinckens, which was entered into on February 8, 2006. This agreement provides for payments to be made to Mr. Reinckens upon certain termination events, including a "Change in Control" of the Company (generally defined as (i) the acquisition of 50% or more of Company common stock, (ii) a change in the majority of the Board of Directors not approved by at least 50% of the incumbent directors or (iii) the occurrence of certain reorganizations, mergers or consolidations involving the Company).

         Under Mr. Reinckens employment agreement, if any of the following termination events (the "Termination Events") occurs:

     o Mr. Reinckens' employment is terminated by the Company without "Cause" (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

     o Mr. Reinckens' employment is terminated by Mr. Reinckens for Good Reason (as defined below); or

     o Mr. Reinckens' employment is terminated due to Disability (which entails his inability to perform his duties as a result of physical or mental incapacity for a period of 6 consecutive months).

         In the case of a termination due to Disability, the Company shall have no further liability to Mr. Reinckens, except for any unpaid salary and benefits accrued to the date of termination. In the event of Mr. Reinckens' Disability, and until Mr. Reinckens reaches the age of 65, Mr. Reinckens is entitled to receive payments under the Company's applicable short-term and long-term disability plans.

         During the term of Mr. Reinckens' employment agreement, the Company is required to maintain a supplemental life insurance policy on behalf of Mr. Reinckens. This policy provides for a death benefit to his beneficiary of no less than three times annual salary, the proceeds of which would be paid upon his death.

         If following a Change in Control, Mr. Reinckens' employment is terminated without Cause or he terminates his employment for Good Reason, then Mr. Reinckens is entitled to receive a lump-sum cash severance payment equal to two times his annual salary, at the time of termination.

         Mr. Reincken has "Good Reason" to terminate his employment with the Company six months after a Change in Control.

         Upon a Termination Event, all time-vesting stock options granted to Mr. Reinckens will fully vest.

         In the case of a Change in Control, regardless of whether his employment is terminated, all stock option awards granted to Mr. Reinckens will vest and will become exercisable in accordance with the stock option award agreements under which such options were granted.

         Mr. Reinckens is subject to non-solicitation and non-competition covenants during his employment, during the period in which he receives severance payments and, in the case where the Company terminates his employment for Cause or Mr. Reinckens terminates his employment without Good Reason, for the following 24 months.

         Assuming the occurrence of the following termination events and/or change in control on December 29, 2007 (the end of the Company's 2007 fiscal year), Mr. Reinckens would be entitled to receive the additional payments set out in the table below:

 POTENTIAL PAYMENTS TO THOMAS E. REINCKENS UPON THE OCCURRENCE OF CERTAIN EVENTS



                                                                                                           CHANGE IN     CHANGE IN
                                                                                                           CONTROL OF    CONTROL OF
                                                                               TERMINATION  TERMINATION      COMPANY    COMPANY WITH
                  EXECUTIVE'S TERMINATION BY TERMINATION BY THE TERMINATION BY DUE TO THE     UPON THE     WITHOUT THE      THE
  COMPONENT OF     VOLUNTARY    THE COMPANY  EXECUTIVE FOR GOOD  THE COMPANY   EXECUTIVE'S  EXECUTIVE'S    EXECUTIVE'S   EXECUTIVE'S
  COMPENSATION    TERMINATION   FOR CAUSE          REASON       WITHOUT CAUSE  DISABILITY      DEATH       TERMINATION   TERMINATION
  ------------    -----------   ---------    ------------------ -------------  ----------   -----------    -----------   -----------

Cash Severance          --          --              --             $580,962            --            --             --      $580,962
(base salary +
bonus)
Stock Options           --          --              --                   --            --            --        $33,074      $ 33,074
-- Accelerated
Health & Welfare        --          --              --              $41,703            --            --             --      $ 41,703
Other                   --          --              --                   --    $1,176,500(1)  2,034,000(2)          --            --

Total                   --          --              --             $622,665    $1,176,500    $2,034,000        $33,074      $655,739


------------------

(1) Represents payments under the Company's short-term and long-term disability plans.

(2) Represents the death benefit payable to Mr. Reinckens' beneficiary under basic and supplemental life insurance policies.

OTHER NAMED EXECUTIVE OFFICERS

         Upon a Change in Control of the Company, in accordance with the terms of the Company's 2000 and 2003 Stock Option Plans, all stock options granted to the named executive officer automatically vest.

         The Company maintains on behalf of each executive a basic life insurance policy, the proceeds of which are payable upon the death of the executive.

         Assuming the occurrence of the following termination events and/or change in control of the Company on December 29, 2007 (the end of the Company's 2007 fiscal year), each named executive officer will be entitled to receive the additional payments set out in the respective tables below.

         The following table includes the additional payments to be made to Ms. Feeney upon the occurrence of the specified events.

     POTENTIAL PAYMENTS TO MS. FEENEY UPON THE OCCURRENCE OF CERTAIN EVENTS



                                                                                                           CHANGE IN     CHANGE IN
                                                                                                           CONTROL OF    CONTROL OF
                                                                               TERMINATION  TERMINATION      COMPANY    COMPANY WITH
                  EXECUTIVE'S TERMINATION BY TERMINATION BY THE TERMINATION BY DUE TO THE     UPON THE     WITHOUT THE      THE
  COMPONENT OF     VOLUNTARY    THE COMPANY  EXECUTIVE FOR GOOD  THE COMPANY   EXECUTIVE'S  EXECUTIVE'S    EXECUTIVE'S   EXECUTIVE'S
  COMPENSATION    TERMINATION   FOR CAUSE          REASON       WITHOUT CAUSE  DISABILITY      DEATH       TERMINATION   TERMINATION
  ------------    -----------   ---------    ------------------ -------------  ----------   -----------    -----------   -----------

Cash Severance          --          --              --                   --            --            --             --            --
(base salary +
bonus)
Stock Options           --          --              --                   --            --            --             --            --
Accelerated
Health & Welfare        --          --              --                   --            --            --             --            --
Other                   --          --              --                   --    $2,730,000(1)   $777,000(2)          --            --

Total                   --          --              --                   --    $2,730,000      $777,000             --            --


------------------

(1) Represents payments under the Company's short-term and long-term disability plans.

(2) Represents the death benefit payable to Ms. Feeney' beneficiary under basic and supplemental life insurance policies.

         The following table includes the additional payments to be made to Ms. Adrienne Kantor upon the occurrence of the specified events.

     POTENTIAL PAYMENTS TO MS. KANTOR UPON THE OCCURRENCE OF CERTAIN EVENTS



                                                                                                           CHANGE IN     CHANGE IN
                                                                                                           CONTROL OF    CONTROL OF
                                                                               TERMINATION  TERMINATION      COMPANY    COMPANY WITH
                  EXECUTIVE'S TERMINATION BY TERMINATION BY THE TERMINATION BY DUE TO THE     UPON THE     WITHOUT THE      THE
  COMPONENT OF     VOLUNTARY    THE COMPANY  EXECUTIVE FOR GOOD  THE COMPANY   EXECUTIVE'S  EXECUTIVE'S    EXECUTIVE'S   EXECUTIVE'S
  COMPENSATION    TERMINATION   FOR CAUSE          REASON       WITHOUT CAUSE  DISABILITY      DEATH       TERMINATION   TERMINATION
  ------------    -----------   ---------    ------------------ -------------  ----------   -----------    -----------   -----------

Cash Severance          --          --              --             $675,000            --            --             --      $675,000
(base salary +
bonus)
Stock Options           --          --              --                   --            --            --             --            --
Accelerated
Health & Welfare        --          --              --             $ 39,942            --            --             --      $ 39,942
Other                   --          --              --                   --            --      $150,000(1)          --            --

Total                   --          --              --             $714,942            --      $150,000             --      $714,942


------------------

(1)   Represents payments under basic life insurance policy.

         The following table includes the additional payments to be made to Mr. Robert Kantor upon the occurrence of the specified events.

     POTENTIAL PAYMENTS TO MR. KANTOR UPON THE OCCURRENCE OF CERTAIN EVENTS



                                                                                                           CHANGE IN     CHANGE IN
                                                                                                           CONTROL OF    CONTROL OF
                                                                               TERMINATION  TERMINATION      COMPANY    COMPANY WITH
                  EXECUTIVE'S TERMINATION BY TERMINATION BY THE TERMINATION BY DUE TO THE     UPON THE     WITHOUT THE      THE
  COMPONENT OF     VOLUNTARY    THE COMPANY  EXECUTIVE FOR GOOD  THE COMPANY   EXECUTIVE'S  EXECUTIVE'S    EXECUTIVE'S   EXECUTIVE'S
  COMPENSATION    TERMINATION   FOR CAUSE          REASON       WITHOUT CAUSE  DISABILITY      DEATH       TERMINATION   TERMINATION
  ------------    -----------   ---------    ------------------ -------------  ----------   -----------    -----------   -----------

Cash Severance          --          --              --             $675,000            --            --             --      $675,000
(base salary
+bonus)
Stock Options           --          --              --                   --            --            --             --            --
Accelerated
Health & Welfare        --          --              --             $ 13,500            --            --             --      $ 13,500
Other                   --          --              --                   --            --      $150,000(1)          --            --

Total                   --          --              --             $688,500            --      $150,000             --      $688,500


------------------

(1)   Represents payments under basic life insurance policy.

                              DIRECTOR COMPENSATION

         The Board determines and reviews director compensation annually. In its review, the Board considers compensation paid to directors at similarly situated companies and the time commitments required of the directors. The Board will also receive advice and recommendations from an outside compensation consultant regarding director compensation, starting in fiscal 2007.

         Mr. Woolf, who was a Director and employee of the Company and Mr. Reinckens, who was a director and employee of the Company, did not receive any compensation for serving on the Board of Directors of the Company. Directors who are not employees of the Company generally receive an annual retainer of $35,000, payable in monthly installments, with an additional retainer of $7,000 for the Audit Committee Chairperson and an additional retainer of $3,000 for all other Audit Committee Members, and a per-meeting fee of $1,000 for all Board and committee meetings (subject to a cap of $1,000 per day for committee and Board meetings taking place on the same day). Fiscal 2007 director compensation also included a bonus payment of $45,000 made to each outside director to be used toward the purchase of Cache Common Stock, in lieu of stock option grants.

         The following table lists the compensation paid to the Company's non-executive directors during fiscal year 2007.

                   DIRECTOR COMPENSATION FOR FISCAL YEAR 2007


                                  FEES EARNED OR      ALL OTHER
         NAME                    PAID IN CASH ($)  COMPENSATION($)    TOTAL ($)
         ----------------------- ----------------- --------------- ------------

         Gene G. Gage                   $ 95,099              --     $ 95,099

         Arthur S. Mintz                  90,500              --       90,500

         Andrew M. Saul                   70,074      $17,374(1)       87,448

         Morton J. Schrader               90,500              --       90,500

(1) Mr. Saul is a non-employee director who previously has served as Chairman of the Board of Directors of the Company. He is compensated in part by participation in our group medical insurance program at a cost to us of $17,374 in fiscal 2007.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Our Articles of Incorporation require us, to the extent permitted by law, to indemnify our directors and officers against any personal liabilities incurred as a result of their positions as directors or officers of our company.

         We maintain directors' and officers' insurance providing indemnification for our directors, officers and management employees for liabilities arising as a result of their services to us.

         The indemnification provision in our articles of incorporation may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the cost of settlement and damage awards against any of our directors and officers under indemnification provisions. We believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Compensation and Plan Administration Committee (the "Compensation Committee") presently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors of our Compensation Committee.

          REPORT OF THE COMPENSATION AND PLAN ADMINISTRATION COMMITTEE

         The Compensation and Plan Administration Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation and Plan Administration Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

         The Compensation Committee's Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Compensation Committee's Report by reference, and shall not otherwise be deemed filed under such Acts.


                                             Compensation and Plan
                                             Administration Committee

                                             Andrew M. Saul, Chairman
                                             Morton J. Schrader, Director
                                             Arthur S. Mintz, Director
                                             Gene G. Gage, Director


CODE OF ETHICS

         The Company has adopted a Code of Ethics that applies to all of the Company's directors, officers and employees. The Code of Ethics is available on our website at www.cache.com. We will disclose any amendment to, other than technical, administrative or non-substantive amendments, or waiver of its code of ethics granted to a director or executive officer by filing a Form 8-K disclosing the amendment or waiver within four business days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         See Also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

         As of May 23, 2008, the Sauls beneficially owned in the aggregate 1,713,259 shares of the Company's outstanding Common Stock, representing approximately 12.9% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."


REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

         Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. A "related party transaction" is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock. In the event of a potential conflict of interest, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee's deliberations.

                  PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY
                   CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

         The following table sets forth certain information as of May 23, 2008 concerning the beneficial ownership of the Company's common stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock, (ii) each current director, (iii) the executive officers listed in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his/her shares of common stock. The Securities and Exchange Commission has defined the term "beneficial ownership" to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.



                                                                                NO. OF
                                                                               SHARES OF    PERCENT
NAME OF BENEFICIAL OWNER                                                     COMMON STOCK  OF CLASS
---------------------------------------------------------------------------- ------------ ----------
Royce and Associates LLC (1)                                                    1,903,950    14.4%
Andrew M. Saul and affiliates (2)                                               1,713,259    12.9%
Palo Alto Investors, LLC (3)                                                    1,442,600    10.9%
Goldman Sachs Group, Inc. (4)                                                   1,376,945    10.4%
Bank of New York Mellon Corporation (5)                                         1,017,453     7.7%
Putnam Investment Management (6)                                                  841,250     6.3%
Thomas E. Reinckens (7)                                                           284,828     2.1%
Margaret J. Feeney (7)                                                             57,750        *
Adrienne Kantor                                                                    19,900        *
Robert Kantor                                                                         300        *
Morton J. Schrader                                                                 24,500        *
Gene G. Gage                                                                        3,960        *
Arthur S. Mintz                                                                     6,000        *
All Current Executive Officers and Directors as a Group (8 persons)             2,110,497    15.6%
-----------------------------
*        Less than 1%


(1) In an amended Schedule 13G filed with the Securities and Exchange Commission on January 28, 2008, Royce and Associates, LLC, reported beneficial ownership of 1,903,950 shares and sole and the sole voting power and sole dispositive power over 1,903,950 common shares. The address for Royce and Associates, LLC is: Royce and Associates, 1414 Avenue of the Americas, New York, NY 10019.

(2) In an amended Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008, Andrew M. Saul, the Estate of Joseph
      E. Saul, Norma G. Saul, Jane Saul Berkey and Saul Partners, LP reported beneficial ownership of 1,713,259 shares, of which Andrew M. Saul has sole voting power to vote or direct the vote of 425,630 shares. The Estate of Joseph E. Saul has sole voting power to vote or direct the vote of 702,460 shares. Norma G. Saul has sole voting power to vote or direct the vote of 331,600 shares. Jane Saul Berkey has sole voting power to vote or direct the vote of 128,569 shares. Saul Partners, LP has sole voting power to vote or direct the vote of 125,000 shares. The address for each of Andrew M. Saul, the Estate of Joseph E. Saul, Norma
      G. Saul, Jane Saul Berkey and Saul Partners, LP is: c/o Saul Partners, LP, 9 West 57th Street, New York, NY 10019.

(3) In an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008, Palo Alto Investors, LLC, reported beneficial ownership of 1,442,600 shares, shared voting power and shared dispositive power over 1,442,600 shares. The address for Palo Alto Investors, LLC is: 470 University Avenue, Palo Alto, CA 94301.

(4) In a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2008, Goldman Sachs Asset Management, L.P., reported beneficial ownership of 1,180,180 shares and shared voting power over 1,312,542 shares. The address for Goldman Sachs Asset Management, L. P. is: 32 Old Slip, New York, NY 10005.

(5) In an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, The Bank of New York Mellon Corporation ("Bank of New York"); The Bank of New York; Mellon Bank, N.A.; Mellon Trust of New England, N.A.: reported beneficial ownership of 1,017,453 shares. The Bank of New York Mellon Corporation is the beneficial owner of, and has shared voting power over 1,017,453 shares. The address for The Bank of New York Mellon Corporation is: One Wall Street, 31st Floor, New York, NY 10286.

(6) In a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008, Putnam, LLC. d/b/a Putnam Investments ("Putnam"); Putnam Investment Management, LLC.; The Putnam Advisory Company, LLC.; reported beneficial ownership of 841,250 shares and has shared voting power over 278,748 shares and shared voting power over 841,250 shares. The address for Putnam, LLC is: One Post Office Square, Boston, MA 02109.

(7) The shares listed include shares subject to stock options that are or will become exercisable within 60 days of May 30, 2008 as follows: Mr. Reinckens, 246,328 shares and Ms. Feeney, 52,300 shares. The address for Cache officers and directors is: c/o Cache, Inc., 1440 Broadway, 5th Floor, New York, NY 10018.

      See Item 5 in Part II of our 10-K filed on March 13, 2008 for information regarding "Securities Authorized For Issuance Under Equity Compensation Plans."

     RATIFICATION OF THE APPOINTMENT OF MAHONEY COHEN & COMPANY AS AUDITORS

                                  (PROPOSAL 2)

         The Board of Directors has appointed the firm of Mahoney Cohen & Company, CPA, P.C. ("Mahoney Cohen") to examine the financial statements of the Company for the year ending December 27, 2008, subject to ratification by shareholders. Mahoney Cohen was employed by the Company, as its independent auditors for Fiscal 2007. Deloitte & Touche LLP was employed by the Company, as its independent auditors for Fiscal 2005 and Fiscal 2006. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

         The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2.

         Representatives of Mahoney Cohen will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 30, 2006 (Fiscal 2006) and December 29, 2007 (fiscal 2007) by Deloitte & Touche LLP and Mahoney Cohen. Mahoney Cohen replaced Deloitte and Touche LLP during the first quarter of Fiscal 2007.

                                    FISCAL 2006                   FISCAL 2007
FEES                                AMOUNT                        AMOUNT
----                                ------                        ------

AUDIT FEES                          $295,400                      $143,764

AUDIT-RELATED FEES                  $633,000                      $139,557

TAX FEES                            $     --                      $     --

ALL OTHER FEES                      $     --                      $ 52,584

TOTAL FEES                          $928,400                      $335,905

         The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

         Audit fees includes fees for annual audit and reviews of the Company's quarterly reports on Form 10-Q, as well as statutory audits and audits of subsidiaries.

         Audit-related fees include fees for audits of benefit plans and audits related to a secondary stock offering, as well as testing of internal controls for Sarbannes Oxley compliance during Fiscal 2006 and Fiscal 2007.

         All other fees include fees for evaluations and advisory services. The Audit Committee implemented a procedure to require pre-approval of all services performed by the Independent Auditors.

         Consequently during Fiscal 2006 and 2007, any project for which management hired the principal accountants to perform was presented to the Audit Committee, along with an estimate of the costs to be incurred. The Audit Committee would review and approve the estimate. The Audit Committee was updated by management, if additional costs were incurred. All projects were performed by the independent accountants, and were approved by the Audit Committee, during fiscal 2006 and 2007.

                                 OTHER BUSINESS

         Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

         Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 2007 Annual Report to Shareholders, a copy which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.


                             SHAREHOLDER PROPOSALS

         Proposals by shareholders, intended to be presented at the next Annual Meeting (to be held in 2009), must be received by the Company on or before February 6, 2009, in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and holders of more than 10% of the Company's Common Stock to file with Securities and Exchange Commission and the NASDAQ Stock Exchange reports of their ownership and changes in the ownership of Common Stock.

         Based solely upon a review of copies of Section 16(a) reports furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during fiscal 2007, except for the following instances: Officer Joanne Marselle filed one late Form 4; Officer Philip Morris filed one late Form 3; Officer Clifford Gray filed one late Form 4; Officer Adrienne Kantor filed one late Form 3 and one late Form 4; Officer Robert Kantor filed one late Form 3; Officer and Director Brian Woolf filed one late Form 4; Officer Thomas Reinckens filed three late Forms 4; Director Arthur Mintz filed two late Forms 4; Director Gene Gage filed one late Form 4; and Director Morton Schrader filed one late Form 4.



         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2008 ANNUAL MEETING IN PERSON.

                             By Order of the Board of Directors,


                                             /s/ Victor J. Coster
                                             -----------------------
                                             Victor J. Coster
                                             Secretary

                                [GRAPHIC OMITTED]































                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

REVOCABLE PROXY

                                   CACHE, INC.

                   ANNUAL MEETING OF SHAREHOLDERS JULY 1, 2008
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas E. Reinckens and Margaret J. Feeney, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Cache, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on July 1, 2008, and all adjournments thereof, with all the powers the undersigned would possess if personally presented, and particularly, without limiting the generality of the foregoing, to vote and act as follows:

                                                                 Please mark
                                                                  your votes
                                                                   like this [X]

     1.  Election of five directors of the Company.

[ ]  FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY vote for all
    (except as marked to the contrary below)     nominees listed below

               Andrew M. Saul, Thomas E. Reinckens, Gene G. Gage,
                      Arthur S. Mintz, Morton J. Schrader.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE BELOW.)

--------------------------------------------------------------------------------

                      CONTINUED AND TO BE SIGNED ON REVERSE

                            LEFT BLANK INTENTIONALLY


















                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

2. Ratification of the appointment of Mahoney Cohen & Company, CPA, P.C. as the Company's independent auditors for the fiscal year ending December 27, 2008.

[ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

3. In their discretion, upon such matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NAMED HEREIN AND "FOR"
ITEM 2.

[ ] To change the address on your account, please check the box at the left and indicate your new address in the address space provided below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

                                                  COMPANY ID:


                                                PROXY NUMBER:


                                              ACCOUNT NUMBER:


Signature of Stockholder                            Signature of Stockholder                             Date:
                        ---------------------------                          --------------------------        --------------


Note:  Please sign as name appears.  Joint owners should each sign.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATION NAME BY DULY AUTHORIZED OFFICER OR OFFICERS.